Exhibit 10.10

MURPHY USA INC.
TIME-BASED OPTION GRANT AGREEMENT

Time Based Stock Option Award Number:	Name of Optionee:	Number of Shares of Stock Subject to this Option:	Option Price Per Share:
[[GRANTNUMBER]]	[[FIRSTNAME]] [[LASTNAME]]	[[SHARESGRANTED]]	[[GRANTPRICE]]

 This Option, granted on and dated [[GRANTDATE]] (the “Grant Date”), by Murphy USA Inc., a Delaware corporation (the “Company”), pursuant to and for the purposes of the 2013 Long-Term Incentive Plan as amended and restated effective as of February 9, 2017 (the “Plan”), is subject to the provisions set forth herein and in the Plan. This Option is designated a ‘non-qualified’ Option under the Plan. Capitalized terms not defined herein shall have the meaning set forth in the Plan.
1.The Company hereby grants to the individual named above (the “Optionee”) an Option to purchase Shares of the $0.01 par value Common Stock of the Company from the Company up to the maximum number and at the Option Price per share set forth above.
2.Subject to paragraph 3 below, one-half of the Shares subject to the Option pursuant to this Agreement shall become exercisable on the two year anniversary of the Grant Date, and the remaining Shares subject to the Option shall become exercisable on the three year anniversary of the Grant Date; provided, however, this Option shall not be exercisable whenever the purchase or delivery of Shares under this Option would be a violation of any law or any governmental regulation which the Company may find to be valid and applicable.
3.This Option shall expire in the following situations:
(a)Under Normal Termination of the Optionee, it shall expire two years thereafter;
(b)If the Optionee dies, it shall expire two years after the Optionee’s death;
(c)If the Optionee terminates for any reason other than death or Normal Termination, it shall expire at the time of termination;
(d)In any event, it shall expire 7 years after the Grant Date.
(e)To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise the Option within the time specified herein, the Option shall expire.
4.Unless the Committee shall otherwise determine, this Option will fully vest and 100% of the Option will be deemed to be earned immediately upon a Change of Control.
5.The Optionee’s right to exercise this Option may not be sold, pledged, or otherwise transferred (except as hereinafter provided) and any attempts to sell, pledge, assign or otherwise transfer shall be void and the Optionee’s rights to the Option shall therefore be forfeited. The Optionee’s right to exercise the Option shall, however, be transferable by will or pursuant to the laws of descent and distribution or the Optionee may make a written designation of a beneficiary on a form prescribed by the Company, which beneficiary (if any) shall succeed to the Optionee’s rights under this Agreement in the event of the Optionee’s death.
6.In the event of any relevant change in the capitalization of the Company subsequent to the Grant Date and prior to the exercise of the Option, the number of Options subject to this Agreement and Option Price will be adjusted to reflect such change in capitalization in accordance with the Plan.
7.This Option shall be exercised in writing and in accordance with such administrative regulations or requirements as may be stipulated from time to time by the Committee. Unless otherwise determined by the Committee, this Option shall be settled by the Company’s delivery to the individual of Shares equating in value to the difference between (i) the Fair Market Value of the Shares at the time of exercise and (ii) the applicable Option Price; less statutory withholding taxes. In case of the exercise of this Option in full, it shall be surrendered to the Company for cancellation. In case of the exercise of this Option in part, this Option shall be delivered by the Optionee to the Company for the purpose of making appropriate notation thereon or of otherwise reflecting in such manner as the Company shall determine the result of such partial exercise of the Option.
8.Nothing contained in this Agreement shall confer or be deemed to confer upon the Optionee any right with respect to continuance of employment by the Company, nor interfere in any way with the right of the Company to terminate the Optionee’s employment at any time with or without assigning a reason therefore.
9.The Plan and this Agreement are administered by the Committee. The Committee has the full authority to interpret and administer the Plan consistent with the terms and provisions of the plan document.

Murphy USA Inc.

Attest: /s/Gregory L. Smith	/s/R. Andrew Clyde
Gregory L. Smith	R. Andrew Clyde
Corporate Secretary	President & Chief Executive Officer